Exhibit 99.3

Neuronetics Appoints Dan Reuvers as President and Chief Executive Officer

Seasoned leader brings more than 30 years of medical device experience, with a proven track record of growing revenue, earnings, and cash flow across multiple publicly traded healthcare companies

MALVERN, Pa., March 17, 2026 (GLOBE NEWSWIRE) — Neuronetics, Inc. (NASDAQ: STIM) (the “Company”), a medical technology company focused on designing, developing, and marketing products that improve the quality of life for patients who suffer from neurohealth disorders and the maker of NeuroStar® Advanced Therapy, today announced the appointment of Dan Reuvers as the Company’s next President and Chief Executive Officer, effective March 23, 2026. Mr. Reuvers will also join the Board of Directors at that time. He succeeds Keith Sullivan, who will step down as the Company’s President and Chief Executive Officer on March 23, 2026 and retire on March 31, 2026 after five and a half years of leading the Company.

“After a comprehensive search, the Board is pleased to appoint Dan Reuvers as our next President and CEO,” said Rob Cascella, Neuronetics’ Chairman of the Board. “Dan is a proven public company CEO with more than three decades of experience building and scaling medical technology businesses. He brings a strong track record of driving revenue growth, expanding market access, and successfully integrating acquisitions. Dan has done this across companies with commercial models that require deep relationships with prescribers, payers, and patients. His experience in both the device segment and direct billing models requiring effective revenue-cycle management is a strong fit for our business. His passion for meaningfully impacting underserved patient populations, combined with his demonstrated track record of delivering profitable growth, make him the ideal leader to drive the next stage of growth for the Company.”

Mr. Reuvers brings decades of medical technology leadership experience to the Company. He most recently served as President and Chief Executive Officer of Tactile Medical (Nasdaq: TCMD), a medical technology company that both manufactured devices and managed the direct billing of its services, where he grew revenue from $187 million to approximately $300 million, while delivering record earnings and cash flow. Prior to Tactile Medical, Mr. Reuvers spent 12 years at Integra LifeSciences (Nasdaq: IART), rising to Executive Vice President and President of Codman Specialty Surgical, a $1 billion global neurosurgery division. Earlier in his career, he held leadership roles at Omni-Tract Surgical, Advanced Respiratory, Inc. and at Vital Signs, Inc. Mr. Reuvers currently serves on the boards of Etac Group and Peerbridge Health.

“I am honored and excited to be joining the Neuronetics team,” said Mr. Reuvers. “The Company’s leading TMS treatment platform, in conjunction with our national care delivery network provides a great foundation to build upon and drive profitable growth. There are millions of people suffering from depression who remain underserved by existing treatments. I am pleased to join the talented Neuronetics team and believe we are uniquely positioned to expand access to treatments that can restore hope for patients and their families.”

Mr. Cascella continued, “On behalf of the entire Board, I want to thank Keith for his leadership over the past five years. Keith transformed Neuronetics from a single-product company into a vertically integrated mental health platform. Under his leadership, the Company completed the strategic acquisition of Greenbrook TMS, built a national clinic network that has delivered strong growth, significantly expanded insurance coverage and physician adoption of TMS, and positioned the Company for its next phase of growth. His leadership has made a lasting impact on this company and on the thousands of patients whose lives have been improved through the treatments we provide. We wish him well in his retirement.”

In connection with his employment, Mr. Reuvers received an inducement grant of 1,500,000 restricted stock units vesting in substantially equal installments on the first, second, and third anniversary of Mr. Reuvers’ start date, in all cases subject to Mr. Reuvers’ continued employment with the Company on each such vesting date, and in all cases subject to the terms of the Company’s 2020 Inducement Incentive Plan. In accordance with NASDAQ Listing Rule 5635(c)(4), the grant was approved by the Company’s Board of Directors (as recommended by the Compensation Committee) and was made as a material inducement to Mr. Reuvers’ employment with the Company.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and physicians by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System and associated treatment sessions to customers, Neuronetics operates Greenbrook TMS Inc. (Greenbrook) treatment centers across the United States, offering NeuroStar Advanced Therapy for the treatment of MDD and other mental health disorders. NeuroStar Advanced Therapy is the leading TMS treatment for MDD in adults, with over 8 million treatments delivered, and is backed by the largest clinical data set of any TMS treatment system for depression, including the world’s largest depression outcomes registry. Greenbrook treatment centers also offer SPRAVATO® (esketamine) Nasal Spray, a prescription medicine indicated for the treatment of treatment-resistant depression (TRD) in adults as monotherapy or in conjunction with an oral antidepressant. It is also indicated for depressive symptoms in adults with major depressive disorder (MDD) with acute suicidal ideation or behavior in conjunction with an oral antidepressant.1 Greenbrook has provided more than 2 million treatments to over 60,000 patients struggling with depression.

The NeuroStar Advanced Therapy System is cleared by the U.S. Food and Drug Administration for adults with MDD, as an adjunct for adults with obsessive-compulsive disorder, to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression), and as a first line adjunct for the treatment of MDD in adolescent patients aged 15-21. For safety information and indications for use, visit NeuroStar.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “outlook” or “continue” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal years, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products; developments in respect of competing technologies and therapies for the indications that our products treat; product defects; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; potential effects of evolving and/or extensive government regulation; the terms of our credit facility; our ability to successfully roll-out our Better Me Provider Program on the planned timeline; and our self-sustainability and existing cash balances. For a discussion of these and other related risks, please refer to the Company’s recent filings with the SEC, which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

References

1 The effectiveness of SPRAVATO® in preventing suicide or in reducing suicidal ideation or behavior has not been demonstrated. Use of SPRAVATO® does not preclude the need for hospitalization if clinically warranted, even if patients experience improvement after an initial dose of SPRAVATO®. For more important safety information about SPRAVATO®, please visit spravatohcp.com.